UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 11, 2016

MATEON THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

0-21990	13-3679168
(Commission File Number)	(IRS Employer Identification No.)

701 Gateway Boulevard, Suite 210, South San Francisco, CA	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 635-7000

N/A

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) On November 11, 2016, Mateon Therapeutics, Inc. (the “Company”) held a special meeting of the stockholders of the Company (the “Special Meeting”) at the offices of the Company’s counsel, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (“Mintz Levin”), 44 Montgomery Street, 36th Floor, San Francisco, California 94104.

(b) Of the 26,544,934 shares of the Company’s common stock entitled to vote at the Special Meeting, 16,515,654 shares were represented at the meeting in person or by proxy, constituting a quorum. The voting results for the only matter submitted to vote at the Special Meeting are as set forth below. This proposal is described in further detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 3, 2016.

The stockholders approved a proposal authorizing the adjournment of the Special Meeting, if a quorum was present, to solicit additional proxies if there were insufficient votes to approve the proposal regarding the reverse stock split.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
9,691,699	6,722,391	101,564	0

In connection with stockholder approval of the adjournment proposal described above, the Company elected to adjourn the Special Meeting until November 22, 2016 at 2:00 p.m., local time, to be held again at the offices of Mintz Levin, 44 Montgomery Street, 36th Floor, San Francisco, California 94104. The record date for the Special Meeting remains September 15, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mateon Therapeutics, Inc.

Date: November 14, 2016	/s/ William D. Schwieterman, M.D.
By: William D. Schwieterman, M.D.
President and Chief Executive Officer